UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 APRIL 5, 1996
               Date of Report (Date of Earliest Event Reported)

                       SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
             Exact Name of Registrant as Specified in its Charter

           COLORADO                      0-18239               84-1087879
 State or Other Jurisdiction         Commission File       IRS Employer Iden-
      Of Incorporation                   Number            tification Number

              5102 SOUTH WESTSHORE BOULEVARD, TAMPA, FLORIDA 33611 Address of Principal Executive Offices, Including Zip Code

                                (813) 832-4040
               Registrant's Telephone Number, Including Area Code

                                       N/A
          Former Name or Former Address, if Changed Since Last Report

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On April 5, 1996, Seahawk Deep Ocean Technology, Inc. (the "Company") sold its 210 foot recovery vessel known as the Seahawk Retriever to S & H Diving L.L.C., a non-affiliated Louisiana-based, wholly-owned subsidiary of American Oilfield Divers, Inc. for a total purchase price of $1,450,000, less a credit for accrued charter hire of $11,250. Concurrently the Company settled and paid its outstanding mortgage on the vessel. The amount of the mortgage was $1,168,000 and the mortgagor agreed to accept $900,000 as full payment. The Company also paid a 5.5% commission in connection with the sale.

     In the event the Company needs a recovery vessel for future shipwreck recovery projects, management believes that suitable vessels can be chartered on a day rate basis, and such vessels may be chartered from American Oilfield Divers.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 25, 1996               SEAHAWK DEEP OCEAN TECHNOLOGY, INC.

                                    By:/s/ John T. Lawrence
                                       John T. Lawrence, President